Exhibit 99.1

Contacts:
Alnylam Pharmaceuticals, Inc. Christine Regan Lindenboom (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Expands and Strengthens Management Team as it Plans for Commercialization

– Dr. Yvonne Greenstreet and Dr. Emmanuel Dulac Join Alnylam, Bringing Significant Product Strategy, Portfolio Management, and Commercialization Experience –

Cambridge, Mass., September 19, 2016 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, announced today two key appointments to its senior leadership team, expanding the breadth of talent and experience as the company prepares for commercialization of its pipeline and global expansion. Dr. Yvonne Greenstreet has joined as Executive Vice President, Chief Operating Officer, and Dr. Emmanuel Dulac as Senior Vice President, Chief Commercial Officer. Both Drs. Greenstreet and Dulac offer decades of life science experience in drug development and successfully launching medicines to the market in areas of unmet needs. In addition, both have worked in global capacities and have supported execution on strategies involving substantial organizational growth. Barry Greene will continue to serve as the Company’s President.

“With our rapid pipeline growth and maturity toward commercial stages, we’re focused on building our team to achieve our Alnylam 2020 goals. In this regard, the appointments of Yvonne and Emmanuel significantly bolster the depth of product experience and commercial expertise in our growing organization,” said John Maraganore, Ph.D., Chief Executive Officer of Alnylam. “I’m confident that their insight and leadership will help us realize our mission of building a top-tier biopharmaceutical company founded on RNAi and speed the path of bringing potentially life changing new therapies to patients through innovative drug development, commercial, and patient access strategies.”

Dr. Greenstreet will report to John Maraganore, and will have responsibility for leading the company’s multi-disciplinary product teams from early development through and during commercialization. In this capacity Yvonne will have responsibility for the global General Managers (currently in place for ATTR programs, fitusiran, and ALN-CC5), Program Leaders, and the Program Management team, which are all focused on progressing development pipeline programs through to launch and commercialization. Additionally, she will be responsible for leading the Alliance Management team primarily focused on our partnership with Sanofi Genzyme.

“It’s a pleasure to join the team at Alnylam at such an important time in the company’s evolution, where RNAi therapeutics are advancing toward commercial stages,” said

Dr. Greenstreet. “Alnylam’s pipeline is one of the most exciting in the industry, and I’m thrilled to be part of a team pioneering new medicines to meet unmet needs for patients. This is a vitally important mission where I believe I can add significant value.”

Dr. Greenstreet brings 25 years of global experience in the pharmaceutical industry, where she has been in senior roles in research and development, strategy, and portfolio management, and has successfully led product development and commercialization teams in a wide range of therapy areas, bringing new medicines to patients. Dr. Greenstreet was previously Senior Vice President and Head of Medicines Development at Pfizer, with accountability for a portfolio that included the immuno-inflammation, vaccines, specialty neuroscience, and rare disease areas. Prior to Pfizer, she held roles of increasing responsibility at GlaxoSmithKline, including Senior Vice President and Chief of Strategy for Research and Development, Senior Vice President for Medicines Development, and Chief Medical Officer for Europe. Dr. Greenstreet holds a Bachelor of Medicine, Bachelor of Surgery from the University of Leeds, UK and Master of Business Administration (MBA) from INSEAD, France. She serves as an advisor and board member for several public companies and also serves on the Scientific Advisory Committee for the Bill and Melinda Gates Foundation.

Dr. Dulac will report to Barry Greene, and will be responsible for establishing Alnylam’s global commercial footprint. He will lead the development of the global commercial expertise area, building global commercial capabilities, including support of patients post product launch, and building the U.S. commercial operations.

“I feel fortunate to be joining Alnylam at a time when we have the opportunity to develop and shape our commercial strategies for a ground breaking new approach to treating disease. RNAi therapeutics have now passed the proof of concept stage and have the potential to profoundly transform patients’ lives. It gives us the potential to target many unserved diseases with an extremely precise medicine and an uncommonly long duration of activity. I feel privileged to have been entrusted to build and lead a top-tier organization that will attract the best talent in the industry and bring these truly differentiated medicines to patients,” said Dr. Dulac.

Dr. Dulac brings to Alnylam more than 20 years of international experience in the biotech and pharmaceutical industry. He joins the company from Shire, where he was Senior Vice President, Head of the Rare Disease Business Unit. Prior to Shire, Emmanuel held various roles of increasing responsibility at Sanofi, Abbott, and Novartis in global, regional and local functions. During his career, he successfully launched six brands, led two blockbuster drugs globally, and built large sales organizations, innovative patient services, and strong marketing and market access teams. He graduated from the University of Paris XI with a Doctorate in Pharmacology (PharmD, Ph.D.) and completed an MBA from the ESSEC School in Paris.

About RNAi

RNAi (RNA interference) is a revolution in biology, representing a breakthrough in understanding how genes are turned on and off in cells, and a completely new approach to drug discovery and development. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and represents one of the most promising and rapidly advancing frontiers in biology and drug discovery today which was awarded the 2006 Nobel

Prize for Physiology or Medicine. RNAi is a natural process of gene silencing that occurs in organisms ranging from plants to mammals. By harnessing the natural biological process of RNAi occurring in our cells, the creation of a major new class of medicines, known as RNAi therapeutics, is on the horizon. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, target the cause of diseases by potently silencing specific mRNAs, thereby preventing disease-causing proteins from being made. RNAi therapeutics have the potential to treat disease and help patients in a fundamentally new way.

About Alnylam Pharmaceuticals

Alnylam is a biopharmaceutical company developing novel therapeutics based on RNA interference, or RNAi. The company is leading the translation of RNAi as a new class of innovative medicines. Alnylam’s pipeline of investigational RNAi therapeutics is focused in 3 Strategic Therapeutic Areas (STArs): Genetic Medicines, with a broad pipeline of RNAi therapeutics for the treatment of rare diseases; Cardio-Metabolic Disease, with a pipeline of RNAi therapeutics toward genetically validated, liver-expressed disease targets for unmet needs in cardiovascular and metabolic diseases; and Hepatic Infectious Disease, with a pipeline of RNAi therapeutics that address the major global health challenges of hepatic infectious diseases. In early 2015, Alnylam launched its “Alnylam 2020” guidance for the advancement and commercialization of RNAi therapeutics as a whole new class of innovative medicines. Specifically, by the end of 2020, Alnylam expects to achieve a company profile with 3 marketed products, 10 RNAi therapeutic clinical programs – including 4 in late stages of development – across its 3 STArs. The company’s demonstrated commitment to RNAi therapeutics has enabled it to form major alliances with leading companies including Ionis, Novartis, Roche, Takeda, Merck, Monsanto, The Medicines Company, and Sanofi Genzyme. In addition, Alnylam holds an equity position in Regulus Therapeutics Inc., a company focused on discovery, development, and commercialization of microRNA therapeutics. Alnylam scientists and collaborators have published their research on RNAi therapeutics in over 200 peer-reviewed papers, including many in the world’s top scientific journals such as Nature, Nature Medicine, Nature Biotechnology, Cell, New England Journal of Medicine, and The Lancet. Founded in 2002, Alnylam maintains headquarters in Cambridge, Massachusetts. For more information about Alnylam’s pipeline of investigational RNAi therapeutics, please visit www.alnylam.com.

Alnylam Forward-Looking Statements

Various statements in this release concerning Alnylam’s future expectations, plans and prospects, including without limitation, Alnylam’s views with respect to the potential for RNAi therapeutics, its expectations regarding its STAr pipeline growth strategy, and its “Alnylam 2020” guidance for the advancement and commercialization of RNAi therapeutics, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, Alnylam’s ability to discover and develop novel drug candidates and delivery approaches, successfully demonstrate the efficacy and safety of its product candidates, the pre-clinical and clinical results for its product candidates, which may not be replicated or continue to occur in other subjects or in additional studies or otherwise support further development of product candidates for a specified indication or at all, actions or advice of regulatory agencies, which may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional pre-clinical and/or clinical testing, delays, interruptions or failures in the manufacture and supply of our product candidates, obtaining, maintaining and protecting intellectual property, Alnylam’s ability to enforce its intellectual property rights against third parties and defend its patent portfolio against challenges from third parties, obtaining and maintaining regulatory approval, pricing and reimbursement for products, progress in establishing a commercial and ex-United States infrastructure, competition from others using technology similar to Alnylam’s and others developing products for similar uses, Alnylam’s ability to manage its growth and operating expenses, obtain additional funding to support its business activities, and establish and maintain strategic business alliances and new business initiatives, Alnylam’s dependence on third parties for development, manufacture and distribution of products, the outcome of litigation, the risk of government investigations, and unexpected expenditures, as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.